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                                                                  EXHIBIT 10.112


                      AMENDED AND RESTATED CREDIT AGREEMENT
                                       AND
                            REVOLVING LINE OF CREDIT


            THIS AMENDED AND RESTATED CREDIT AGREEMENT AND REVOLVING LINE OF CREDIT (the "Agreement") is entered into this 31st day of March, 1998 by and between WILSHIRE TECHNOLOGIES, INC., a California corporation (the "Borrower"), and TRILON DOMINION PARTNERS, L.L.C., a Delaware limited liability company (the "Lender").

                                    RECITALS

            A. Borrower and Lender entered into a Credit Agreement dated January 5, 1996 as amended by an Amendment to Credit Agreement dated June 30, 1996 and as further amended by a Second Amendment to Credit Agreement dated September 30, 1996, a Third Amendment to Credit Agreement dated April 15, 1997 and a Fourth Amendment to Credit Agreement dated September 19, 1997 (the "Original Credit Agreement").

            B. Lender has loaned to Borrower the aggregate principal amount of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) pursuant to the Original Credit Agreement as represented by a promissory note (the "Original Note") and certain demand notes dated January 7, 1998, February 17, 1998 and March 10, 1998 (the "Demand Notes").

            C. Borrower is further indebted to Lender in the amount of Five Hundred Forty-Three Thousand Two Hundred Ninety-Six and 92/100 Dollars ($543,296.92) on account of certain accrued interest on the Original Note and the Demand Notes and for management fees provided for in the Original Credit Agreement.

            D. There is outstanding an aggregate amount of Five Million Two Hundred Ninety-Three Thousand Two Hundred Ninety-Six and 92/100 Dollars ($5,293,296.92) owed by Borrower to Lender.

            E. Pursuant to the Original Credit Agreement, Borrower has issued to Lender warrants and springing warrants to purchase shares of common stock of Borrower as reflected on Exhibit A hereto.

            F. Lender has agreed to extend additional credit to Borrower, and Borrower has agreed to issue additional warrants and springing warrants to Lender pursuant to the terms of this Agreement.

            15.   Commitment.


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            15.1. Commitment. The Lender agrees, subject to the terms of this
Agreement, to extend credit to the Borrower from and including the date hereof to but not including the Termination Date, as hereinafter defined, in an aggregate principal amount at any one time outstanding not exceeding $2,200,000 (the "Commitment"). The Lender shall provide such extensions of credit by making one or more advances (a "Borrowing") to the Borrower, subject to the terms of this Agreement and during such period the Borrower may borrow, pay and reborrow this amount of the Commitment.

            15.2. Borrowings. The Borrower shall give the Lender written notice of each Borrowing requested hereunder by delivering to the Lender a request, substantially in the form of Exhibit B attached hereto, completed to the satisfaction of the Lender and delivered as provided in Section 2.4 hereof. The Lender shall make the amount of any new Borrowing available to the Borrower as set forth on Schedule 4.4 by remitting the same, in immediately available funds, to such account as the Borrower may specify to the Lender in writing from time to time.

            15.3. Warrant and Springing Warrant. In consideration of the Lender's providing the Commitment, the Borrower hereby agrees to issue to the Lender (i) a warrant in the form of Exhibit C attached hereto (the "Warrant") to purchase 650,000 shares of common stock of the Borrower, no par value per share (the "Common Stock"), at an exercise price per share equal to $0.41, exercisable from the date hereof through March 31, 2003; and (ii) a springing warrant in the form of Exhibit D attached hereto (the "Springing Warrant") to purchase 250,000 shares of Common Stock, exercisable in the event that the principal and interest on the Note (as defined in Section 1.4 below) shall not be paid in full on or before December 31, 1998.

            15.4. Note. The Borrowings shall be evidenced by an amended and restated promissory note (the "Note") of the Borrower in substantially the form of Exhibit E hereto, dated the Closing Date (as hereinafter defined), payable to the Lender in a principal amount equal to Five Million Two Hundred Ninety-Three Thousand Two Hundred Ninety-Six and 92/100 Dollars ($5,293,296.92) plus an amount equal to the Commitment as then in effect (such amount not to exceed $7,493,296.92), and otherwise duly completed. At the Closing the Note shall be issued in exchange for the Original Note and the Demand Notes. The date and amount of each Borrowing advanced by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof. In furtherance and not in limitation of the foregoing, the Borrower hereby irrevocably authorizes the Lender to make or cause to be made appropriate notations on the schedule attached to the Note with respect to all of the foregoing data. The data set forth on the schedules attached to the Note or on the records of the Lender shall be presumed correct in the absence of manifest error, provided in any event that the failure by the Lender to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder or under the Note in respect of the Borrowings evidenced thereby.

            15.5. Prepayments of Borrowings. Subject to Section 2.3 hereof, the Borrower shall have the right to prepay Borrowings, at any time or from time to time, in whole or in part, provided that the Borrower shall give the Lender notice of each such prepayment, as provided in


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Section 2.4 hereof. Upon the closing of an equipment financing for the
Borrower's fixtures and equipment, the Borrower shall have the mandatory obligation to prepay Borrowings to Lender in the amount of the proceeds of such equipment financing.

            15.6. Termination. The Commitment shall terminate on the earlier of
(i) the closing of an equipment financing for the Borrower's fixtures and equipment, or (ii) December 31, 1998 (the "Termination Date").

            16.   Payments of Principal and Interest.

            16.1. Repayment of Loans. The Borrower will pay to the Lender the principal of the Borrowing, and each Borrowing shall mature, on the Termination Date.

            16.2. Interest. The Borrower will pay to the Lender interest on the unpaid principal amount of each Borrowing, for the period from and including the date of such Borrowing to, but excluding the date such Borrowing shall be paid in full, at a rate per annum equal to the prime rate of interest published in The Wall Street Journal (Eastern Edition) plus 3% as of the Closing Date, the Interest Rate, payable quarterly in arrears on the last day of each quarter until the Termination Date, commencing on June 30, 1998. Any accrued but unpaid interest shall be added to, and become part of, the principal amount of the Note. If the principal amount of the Note and all accrued interest thereon are not paid on the Termination Date, then, notwithstanding anything to the contrary set forth in this Agreement or the Note, the Borrower shall pay to the Lender on the Termination Date a default fee of $100,000 and the unpaid principal amount of the Note and all accrued interest thereon shall accrue interest at a rate per annum equal to the prime rate of interest published in The Wall Street Journal (Eastern Edition) plus 6% from and after the Termination Date until paid in full in cash; provided, however, if the principal amount of the Note and all accrued interest thereon are not paid on or prior to the date which is exactly six (6) months after the Termination Date, then the interest rate payable under this Agreement and the Note shall be increased by an additional 2% per annum every six (6) months thereafter; provided further, however, the Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of the Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate as the case may be, such interest rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

            16.3. Minimum Amounts. Each Borrowing and partial prepayment of principal of a Borrowing shall be in an amount at least equal to $100,000.

            16.4. Certain Notices. Notices by the Borrower to the Lender of any Borrowings or of any prepayments shall be irrevocable and shall be effective only if received by the Lender in writing not later than 10:00 a.m. New York time at least two business days prior to


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the date of the relevant Borrowing or prepayment. Each such notice of Borrowing or prepayment shall specify the amount of the Commitment to be borrowed or prepaid.

            17.   Closing.

            17.1. Closing Date. The Lender shall make the Commitment available on the date hereof (the "Closing Date") and such later dates from time to time as Borrower shall elect, upon satisfaction of the terms and conditions hereof (each a "Borrowing Date").

            17.2. Transactions at Closing. On the Closing Date, the Borrower will deliver to the Lender (i) the Note (with aggregate Borrowings to date indicated on Schedule I thereto), (ii) the Warrant and (iii) the Springing Warrant.

            18. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

            18.1. Organization, Standing, Qualification, Capitalization, etc. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of California, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the business as it is now being conducted. The Borrower is licensed and qualified to do business as a foreign corporation in each jurisdiction in which the character of the Borrower's properties, owned or leased, or the nature of its activities makes such qualification or licensing necessary, unless the failure to be so licensed or qualified does not have a material adverse effect on the Borrower. Attached hereto as Schedule 4.1A is a complete and correct copy of the Articles of Incorporation of the Borrower (the "Articles"), and all amendments thereto, substantially as the Articles, as amended, will be in effect at the Closing Date, and attached hereto as Schedule 4.1B is a complete and correct copy of the Bylaws of the Borrower. The Borrower has authorized capital stock as set forth on Schedule 4.1C attached hereto. All of the outstanding shares of capital stock of the Borrower (as listed on Schedule 4.1C attached hereto and subject to the reservations contained therein) have been duly authorized and validly issued and are fully paid and nonessessable. There are no preemptive rights or similar rights on the part of the holders of shares of the Borrower's capital stock in connection with the sale of the Warrant or the Springing Warrant or the shares of Common Stock issuable upon exercise of the Warrant or the Springing Warrant. The Borrower has no Subsidiary (defined as any corporation or other business entity, a majority of the voting stock (or other beneficial interests) of which, entitled to vote for the election of directors, is at any time owned by the Borrower or one or more Subsidiaries), except as listed on Schedule 4.1D attached hereto.

            18.2. Authority, No Defaults and No Material Adverse Effect. The Borrower has all requisite corporate power and authority to enter into this Agreement, the Note, the Warrant and the Springing Warrant and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Note, the Warrant, the Springing Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Borrower. No further approval or authorization of the Board of Directors or the shareholders of the Borrower will be required for the issuance and sale of the Note, the Warrant, the Springing Warrant or the


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Common Stock to be issued upon exercise of the Warrant or the Springing Warrant
(as the case may be) as contemplated herein. The Common Stock to be issued upon exercise of the Warrant or the Springing Warrant (as the case may be) will be, at the time of issuance in accordance with the terms of the Warrant or the Springing Warrant (as the case may be), validly issued and outstanding, and fully paid and non-assessable. The shares of Common Stock issuable upon exercise of the Warrant and the Springing Warrant have been reserved for issuance by all necessary corporate action on behalf of the Borrower. To the best of Borrower's knowledge, all of the shares of Common Stock that have been offered, issued and sold by the Borrower, to the extent applicable, have been so offered, issued and sold in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and state securities laws. This Agreement, the Note, the Warrant and the Springing Warrant have been executed and delivered by the Borrower and constitute the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. The execution and delivery of this Agreement, the Note, the Warrant and the Springing Warrant do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which, with notice or lapse of time or both, would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, ordinance or regulation, or any restriction to which any property of the Borrower is subject or by which the Borrower is bound, the effect of which would be materially adverse to the Borrower.

            18.3. Financial Statements. The Borrower has made all filings with the Securities and Exchange Commission (or any governmental authority succeeding to any of its functions) (the "Commission") that it has been required to make under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Borrower has provided to the Lender a true, complete and correct copy of all filings with the Commission made by the Borrower since January 1, 1996, including all exhibits to such filings (herein referred to as the "Borrower Securities Documents"). Except as set forth on Schedule 4.3 attached hereto, as of their respective dates, and except as amended, the Borrower Securities Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the securities regulations or rules thereunder, and none of the Borrower Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the Borrower Securities Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Borrower as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Except as set forth in the Borrower Securities Documents, (i) there have been no material adverse changes in the business, condition (financial or other), assets, properties or operations or prospects of the


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Borrower and its Subsidiaries, taken as a whole and (ii) the Borrower's operations have been conducted in the ordinary course of business in all material respects.

            18.4. Use of Proceeds. The Borrower shall have used and for the term of this Agreement will use all Borrowings for inventory purposes and the funding of working capital in the ordinary course of its business, as more specifically set forth on Schedule 4.4 attached hereto.

            18.5. The Offering. Neither the Borrower nor anyone acting on its behalf has directly or indirectly offered the Note, the Warrant or the Springing Warrant to be sold to the Lender, any part thereof, or any similar security of the Borrower, for sale to, or solicited any offer to buy the same from, anyone other than the Lender and other investors to whom such offers can be made without requiring the registration of the Note, the Warrant or the Springing Warrant under the 1933 Act or state securities laws.

            18.6. Employment Contracts, etc.; Certain Material Transactions. Except as described in the Borrower's Securities Documents or as set forth on
Schedule 4.6 attached hereto:

                  (a) the Borrower has no employment contracts, deferred compensation agreements or bonus, incentive or profit-sharing plans currently in force and effect;

                  (b) there are no existing material arrangements or proposed material arrangements between the Borrower and any officer or director or holder of more than 10% of the capital stock of the Borrower; and

                  (c) the Borrower has no pension, retirement or similar plans or obligations, whether of a legally binding nature or in the nature of informal understandings.

            18.7. Litigation, etc. Except as described in the Borrower Securities Documents and as set forth on Schedule 4.7 attached hereto, there is no action, proceeding or investigation pending or threatened (or any basis therefor known to the Borrower) that questions the validity of this Agreement, the Note, the Warrant, the Springing Warrant or the Common Stock to be issued upon exercise of the Warrant or the Springing Warrant or any action taken or to be taken pursuant hereto or contemplated hereby, or that might result, either in any case or in the aggregate, in any material adverse change in the business, prospects, operations, affairs or condition of the Borrower or in any of its properties or assets, or in any material liability on the part of the Borrower. The foregoing includes, without limiting its generality, actions pending, or threatened (or any basis therefor known to the Borrower) involving the previous employment of any of the Borrower's employees or prospective employees or their use in connection with the Borrower's business of any information or techniques allegedly proprietary to their former employer(s).

            18.8. Compliance with Other Instruments, etc. Except as described on
Schedule 4.8 attached hereto, the Borrower is not and at the Closing Date and each Borrowing Date will not be, in violation of any provision of its Articles or Bylaws, or of any loan agreement or other


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agreement to which it is a party, other than violations which singly or in the aggregate will not have a material adverse effect on the business, condition (financial or other), assets, properties or operations or prospects of the Borrower and its Subsidiaries taken as a whole ("Material Adverse Effect"). Except as described on Schedule 4.8 attached hereto, the Borrower is not, nor is it alleged to be, in violation or default of any applicable law, statute, order, rule or regulation promulgated, including, without limitation, any applicable securities laws, zoning laws and ordinances, labor laws and regulations of the state of California or the United States, the Occupational Safety and Health Act and regulations thereunder, the Employees Retirement Income Security Act, and national, state and local environmental protection laws and regulations, or any judgment entered by any court, administrative agency or commission or other governmental agency or instrumentality of the United States or any other jurisdiction (a "Governmental Entity"), relating to or affecting the operation, conduct or ownership of the property or business of the Borrower, which violation or default or alleged violation or default would have a Material Adverse Effect, individually or in the aggregate, on the financial condition, assets, business, properties or prospects of the Borrower.

            18.9. Approvals. Except as described on Schedule 4.9 attached hereto, there is no legal impediment to the execution and delivery of this Agreement by the Borrower or to the consummation by Borrower of the transactions contemplated hereby, and no filing or registration by Borrower with, or authorization, consent or approval of, a Governmental Entity, shareholders or any other third party is necessary for the consummation by the Borrower of the transactions contemplated hereby, other than such which, if not made or obtained, would not, in the aggregate, have a Material Adverse Effect on the transactions contemplated hereby.

            18.10. Tax Returns and Payments. Except as described on Schedule
4.10 attached hereto, all of the tax returns and reports of the Borrower required by law to be filed have been accurately prepared and timely filed and all taxes shown as due thereon have been paid or adequately reserved on the Borrower's books and reflected on the Borrower Securities Documents. No deficiency assessment or proposed adjustment of the Borrower's federal, state or local income taxes is pending, and the Borrower has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected on the Borrower Securities Documents.

            18.11. Disclosure. Neither this Agreement nor any Schedule hereto nor any certificate or other document referenced herein or therein and furnished to the Lender by the Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 4.11 attached hereto, there is no material fact known to the Borrower relating to the business, affairs, operations, condition or prospects of the Borrower that materially adversely affects the same and that has not been disclosed to the Lender in writing by the Borrower.

            18.12. Insurance. The Borrower has commercial general liability insurance, products liability insurance and workers' compensation insurance in such amounts as are commercially reasonable for businesses of a similar type and size as the Borrower, true and


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correct copies of which have been delivered by the Borrower to the Lender. The
Borrower has fire and casualty insurance policies with extended coverage sufficient in amount (subject to reasonable deductibles) to allow it to replace in all material respects any of its properties that might be damaged or destroyed.

            18.13. Employment Matters.

                  (a) (i) There are no discrimination charges (relating to sex, age, race, national origin, handicap or veteran status or otherwise) pending or threatened, against, or involving the Borrower or any Subsidiary; (ii) there are no grievances between the Borrower or any Subsidiary and any employee; (iii) neither the Borrower nor any Subsidiary is delinquent in payments to any of such employees for any wages, salaries, commissions, bonuses, benefits or other direct or indirect compensation for any services performed by them; (iv) the Borrower and each Subsidiary is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment, wages, hours and benefits; (v) there is no unfair labor practice with respect to the Borrower or any Subsidiary pending before the National Labor Relations Board or any Board or any comparable state, local or foreign agency; and
      (vi) there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving the Borrower or any Subsidiary.

                  (b) To the Borrower's knowledge, no employee of the Borrower or any Subsidiary is in violation of any term of any employment contract, or any other contract or agreement with or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Borrower or any Subsidiary because of the nature of the business conducted or to be conducted by the Borrower and any Subsidiary or to the use of trade secrets or proprietary information of others, and to the Borrower's knowledge, the employment of the Borrower's or its Subsidiaries' employees does not subject the Borrower or its Subsidiaries to liability in connection which such covenants or agreements. There is neither pending, nor to the Borrower's knowledge threatened, any actions, suits, proceedings or claims with respect to any contract, agreement, covenant or obligations referred to above.

            18.14. Environmental Matters. The conduct of the Borrower and its Subsidiaries business as presently conducted and as will be conducted after the Closing Date, complies with all applicable Environmental Laws (as defined below) and requirements of Environmental Laws, except for such noncompliance which would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower acknowledges that:


            (i) all notices, permits, licenses or similar authorizations required under any Environmental Laws and requirements of Environmental Laws for the conduct of the business of the Borrower and its Subsidiaries as presently conducted have been duly obtained or filed, except where the failure to so obtain or file would not have a Material Adverse Effect; (ii) the Borrower and its Subsidiaries have not been involved in the unlawful disposal of hazardous waste, toxic


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materials or other regulated contaminants nor does any of the Borrower's or its
Subsidiaries' business unlawfully generate hazardous waste, toxic materials, or regulated contaminates, except for such unlawful disposal or generation which would not have a Material Adverse Effect; (iii) no citations, fines or penalties have been assessed, threatened or asserted in connection with the conduct of the business of the Borrower or its Subsidiaries under Environmental Laws or requirements of Environmental Laws, except for such citations, fines or penalties which would not have a Material Adverse Effect; (iv) neither the Borrower nor its Subsidiaries has received any notice from a Governmental Entity of any violation or possible violation of any Environmental Laws or requirements of Environmental Laws, rules, regulations or ordinances or of any licenses, permits or similar authorizations, except for such violations which would not have a Material Adverse Effect; and (v) neither the Borrower nor its Subsidiaries is aware of, and each has taken all steps it has deemed to be reasonably necessary to determine the existence of any substance, material or situation relating to the business of the Borrower and its Subsidiaries that would give rise to remediation obligations under Environmental Laws or requirements of Environmental Laws, except for such remediation obligations which would not have a Material Adverse Effect.

            For purposes of this Section 4.14, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health or the environment in effect in any and all jurisdictions in the United States in which the Borrower and its Subsidiaries are conducting or at time have conducted business, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws.

            18.15. Registration Rights. Except as set forth on Schedule 4.15 attached hereto, the Borrower is not currently under any obligation to register under the 1933 Act or state securities laws any of its presently outstanding securities or any of its securities that may subsequently be issued pursuant to any existing convertible or exercisable securities.

            18.16. Reporting Issuer. All annual and quarterly reports to shareholders issued by the Borrower have been, at the respective dates of issue, true and correct in all material respects, contain no misrepresentations and were prepared in accordance with and complied with the laws, regulations, policy statements and rules applicable thereto.

            18.17. Liens, Encumbrances. Except for liens of the Lender against Borrower's assets pursuant to the Original Credit Agreement, none of the assets of the Borrower are subject to any mortgage, security interest, lien, pledge, claim, option, right of first refusal, indenture, easement, license, security agreement or other agreement, arrangement, contract, commitment, understanding, obligation, charge or encumbrance of any kind or character, except for liens of


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current taxes not yet due and payable or other statutory liens arising in the ordinary course of Borrower's business.

            19. Conditions of Lender's Obligations. The Lender's obligation to consummate this Agreement is subject to the fulfillment to the Lender's reasonable satisfaction, before or at the Closing, and at each of the Borrowing Dates, of all of the following conditions:

            19.1. Representations and Warranties Correct. The representations and warranties of the Borrower made or contained herein or otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall be correct in all material respects at and as of the Closing Date and at each Borrowing Date as if made on and as of the Closing Date and at each Borrowing Date, except as affected by the transactions contemplated hereby.

            19.2. Performance. The Borrower shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it before or at the Closing.

            19.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Lender and the Lender's counsel, and the Lender or the Lender's counsel shall have received all such counterpart originals or certified or other copies of such documents as the Lender or its counsel may reasonably request.

            19.4. Compliance Certificate. The Lender shall have received an Officer's Certificate, dated as of the Closing Date and at each Borrowing Date, certifying that the conditions specified in Sections 5.1 and 5.2, as applicable to the Closing and each Borrowing Date, have been fulfilled.

            19.5. Opinion of Borrower Counsel. The Lender shall have received from Osborn Maledon, P.A., counsel for the Borrower, a favorable opinion, dated as of the Closing Date and satisfactory in scope and form to the Lender and the Lender's counsel, that in total opine to the following effect:

                  (a) as stated in Sections 4.1 (first, second, fourth, fifth and sixth sentences), 4.2, 4.7 (to the best knowledge and belief of such counsel), 4.8 (first sentence to the best knowledge and belief of such counsel), 4.9, 4.15 and 4.16 (to the best knowledge and belief of such counsel) hereof;

                  (b) the offer, issue, sale and delivery of the Note, the Warrant, the Springing Warrant and the Common Stock to be issued upon exercise of the Warrant or the Springing Warrant (as the case may be) under the circumstances contemplated by this Agreement constitute exempted transactions under the 1933 Act and applicable state securities laws as now in effect, and the registration thereof under that Act or such laws is not required;

                  (c) the offer, issue, sale and delivery of the Note, the Warrant, the Springing Warrant and the Common Stock to be issued upon exercise of the Warrant or the Springing Warrant (as the case may be) under the circumstances contemplated by this Agreement do not require the filing of a prospectus with the Commission or any consent, notice, order or approval under the laws of the United States or any state, and the Lender may immediately following the Closing Date, without any notice or consent other than as set forth in Schedule 4.9 and as may be applicable to a "control person" of the Borrower under applicable securities Laws, sell the Common Stock without any limitations or restrictions, other than those imposed by the United States or any state securities law.


            Such opinions shall also cover such other matters incident to the transactions contemplated hereby as the Lender or its counsel may reasonably request.

            5.6 Facility Fee. The Borrower shall have paid to the Lender a facility fee in the amount of $100,000, by cashiers or certified check, or by wire transfer of funds to an account designated in writing by the Lender.


            5.7 Security Agreement. The Borrower shall have and does hereby ratify, confirm and acknowledge the enforceability against it of the Security Agreement dated May 13, 1994 between Dominion Capital, Inc. and Borrower, as amended by Amendment No. 1 to Security Agreement, dated as of January 5, 1996 (whereby Lender succeeded to the rights of Dominion Capital, Inc. under the Security Agreement, as amended) (the "Security Agreement"), in which Security Agreement the Borrower granted to the Lender a first priority perfected security interest in all assets, tangible and intangible, of the Borrower then, now and hereafter existing, wherever located, including, without limitation, the proceeds of all such collateral. The Borrower confirms and agrees that all amounts including those advanced pursuant to this Agreement or evidenced by the Note are secured by the Security Agreement which continues to be in full force and effect.

            20.   Accounting; Financial Statements and Other Information.

            20.1. Accounting. The Borrower will maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with generally accepted accounting principles ("GAAP"), and will set aside on its books and cause each of its Subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP.

            20.2. Financial Statements. The Borrower will deliver to the Lender the following financial statements, which, in the case of paragraphs (b) and (c) below, shall be prepared in accordance with GAAP:

                  (a)   [Intentionally omitted.]

                  (b) as soon as practicable and in any event within 45 days after the end of each fiscal quarter of the Borrower, consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such quarter and for the period from the current fiscal year to the end of such quarter and consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter, and setting forth, in comparative form, figures for the corresponding quarter in the approved annual budget, all in reasonable detail and certified by the chief financial officer of the Borrower as being a true and correct reflection in all material respects of the financial condition and results of operation of the Borrower and its Subsidiaries on a consolidated and consolidating basis, subject to changes resulting from year-end adjustments and except as otherwise noted therein;

                  (c) as soon as practicable and in any event within 90 days after the end of each fiscal year, audited consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries for such year, and audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such year, and setting forth, in each case, in comparative form, corresponding figures from the preceding fiscal year, and corresponding figures, for such year from the approved annual budget, all in reasonable detail, and, as to the consolidated statements, reported upon by an independent accounting firm of nationally recognized standing whose certification shall be without qualification as to the scope of the audit or as to GAAP, and, as to the consolidating statements, certified by the chief financial officer of the Borrower;

                  (d) together with delivery of the financial statements required by paragraph (c) above, an Officers' Certificate of the Borrower containing an analysis of the variance between the results of operations and the budget for such period and a management commentary as to such results of operation;

                  (e) promptly upon receipt thereof, a copy of each other report (including, without limitation, each management letter) submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim, or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants;

                  (f) immediately upon any material revision to any of the financial statements referred to in paragraphs (a), (b), (c), (d) or (e) above, such financial statements, as revised;

                  (g) within five (5) business days after the end of each month, a copy of a schedule containing the monthly uses of cash by the Borrower, prepared with reasonable detail;

                  (h) promptly upon the filing thereof, all Forms 10-KSB and Forms 10-QSB and all other reports and statements, if any, filed by the Borrower or any of its Subsidiaries with the Commission or with any securities exchange; and

                  (i) with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested.

            21. Other Covenants. The Borrower further covenants and agrees that, so long as the Note is outstanding:

                  (a)   The Borrower shall:

                        (1) promptly make all payments or accruals of principal and interest on the Note when due, and comply with the other provisions hereof and the provisions of the Note, the Warrant and the Springing Warrant;

                        (2) comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable federal, state and local laws, ordinances and regulations;

                        (3) conduct, and cause each of its Subsidiaries to conduct, its business in the usual and ordinary course consistent with past practices;

                        (4) maintain, and cause each of its Subsidiaries to maintain, its corporate existence and right to carry on its business and duly procure all necessary renewals and extensions thereof and use, and cause each of its Subsidiaries to use, its best efforts to maintain, preserve and renew all such rights, powers, privileges and franchises;

                        (5) keep and maintain, and cause each of its Subsidiaries to keep and maintain, all buildings, plants and other property in such good condition, repair and working order and supplied with all such necessary equipment as in the reasonable judgment of its Board of Directors may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

                        (6) pay and discharge, and cause each of its Subsidiaries to pay and discharge, promptly, or cause to be paid and discharged promptly, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) that, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings and if it shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) adequate with respect thereto;

                        (7) pay, or cause to be paid, the principal of and interest on all indebtedness for borrowed monies heretofore or hereafter incurred or assumed by the Borrower or any Subsidiary when and as the same shall become due and payable unless such indebtedness be renewed or extended on terms no less favorable than the original terms thereof;

                        (8) faithfully observe, perform and discharge, and cause each of its Subsidiaries to faithfully observe, perform and discharge, all covenants, conditions and obligations that are imposed on it by any and all indentures and other agreements securing or evidencing such indebtedness or pursuant to which such indebtedness was incurred, and not permit the occurrence of any act or omission that is or may be declared to be a default thereunder; provided, however, that neither the Borrower nor any Subsidiary shall be required to make any payment or to take any other action by reason of the provisions of this paragraph (8) if it is diligently contesting in good faith its obligation to make such payment or to take such action and shall have set aside on its books adequate reserves (segregated if and to the extent, required by sound accounting practice) with respect thereto;

                        (9) provide or cause to be provided for itself and each Subsidiary commercial general liability insurance, products liability insurance and workers' compensation insurance in such amounts as are commercially reasonable for businesses of similar type and size as the Borrower and fire and casualty insurance policies with extended coverage sufficient in amount (subject to reasonable deductibles) to allow it to replace in all material respects any of its properties that might be damaged or destroyed;

                        (10) notify the Lender in writing, promptly upon the occurrence of any Event of Default (as defined below) hereunder or any event that would become an Event of Default upon notice or the lapse of time, or both;

                        (11)  permit the Lender or any authorized
            representatives of the Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries including its and their books of account (and to make copies thereof and to take extracts therefrom) and to discuss its and their affairs, finances and accounts with its and their officers, all at such reasonable times and as often as may be reasonably requested. The rights set forth herein shall be exercised solely in furtherance of the proper interests of the Lender as an investor in the Borrower, and such Lender exercising its rights of inspection hereunder, and its agents and representatives, shall maintain the confidentiality of all financial and other confidential information of the Borrower acquired by them in exercising such rights;

                        (12) use all Borrowings to be received under this Agreement for the purposes set forth in Section 4.4 hereof only;

                        (13) maintain the registration of its Common Stock under the 1934 Act and will ensure that it is in compliance with all applicable securities laws and

                  (b) Except as set forth in Schedule 7(b), the Borrower shall not, without the Lender's prior written consent:

                        (1) merge or consolidate with any other corporation or entity, or sell, lease, transfer, distribute or otherwise dispose of all or any substantial part of its properties or assets (in any single transaction or series of related transactions), or any intellectual property material to its operations or business prospects in one or a series of related transactions to a Subsidiary or any other person (including capital stock of its Subsidiaries);

                        (2) transfer or permit any Subsidiary to transfer any of its properties or assets (other than equipment) for the purpose of subjecting the same to the payment of obligations in priority to payment of general creditors;

                        (3) make any loan or advance to any third party, other than its wholly-owned Subsidiaries, or assume, guarantee or become liable (contingently or otherwise) for any indebtedness, and will not permit any of its Subsidiaries to incur any indebtedness;

                        (4) enter into or be a party to, or amend, modify, supplement or waive any provisions of any contracts involving payments from the Borrower in an amount in excess of $150,000;

                        (5) create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any mortgage, pledge, encumbrance or lien of any kind upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (i) liens for taxes not yet due or (ii) other statutory liens arising in the ordinary course of the Borrower's business;

                        (6) create any new Subsidiaries, convert any Subsidiaries from inactive to active or enter into any joint ventures or partnerships, permit any amendment of, or modification or supplement to, its or any of its Subsidiaries' Certificates of Incorporation or its or any of its Subsidiaries' By-laws, or (iii) permit any amendment of, or modification or supplement to this Agreement, the Note, the Warrant, or the Springing Warrant;

                        (7) mortgage, pledge, hypothecate or create or permit to exist any security interest in, or lien on, any shares of the capital stock of its Subsidiaries;

                        (8) sell, issue or otherwise dispose of, or part with control of, any shares of capital stock of the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to do the same;

                        (9) permit any of its Subsidiaries to, directly or indirectly, purchase, acquire or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (as defined below) of the Borrower or it Subsidiaries, except (i) on an arm's length basis in transactions which are on no less favorable terms to the Borrower or such Subsidiary than would be the case with a similar transaction with an unaffiliated individual, partnership, joint venture, corporation, trust, unincorporated organization, or any other legal entity (hereinafter referred to as "Person"); provided, however, that if the transaction or series of related transactions is over $100,000 then the transaction shall be approved by a majority of the independent directors of the Borrower,
            (ii) reasonable, customary and regular fees to the nonmanagement directors of the Borrower or any of its Subsidiaries to the extent not in excess of $20,000 in the aggregate in any fiscal year, or
            (iii) any transaction among the Borrower and any wholly-owned Subsidiaries or among such subsidiaries in the ordinary course of their respective businesses to the extent not in excess of $150,000 in the aggregate in any fiscal year.


            For purposes of this Section 7(b), "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise;

                        (10) make Capital Expenditures during any fiscal year that materially exceed the amounts budgeted for Capital Expenditures in the approved annual budget of the Borrower and its Subsidiaries for such fiscal year. For purposes hereof, "Capital Expenditures" shall mean as to any Person for any period, the aggregate amount of all capital expenditures which would be classified as capital expenditures in a statement of income or operations of such Person for such period prepared in accordance with GAAP;

                        (11) make any change in the management of the Borrower, nor establish any bonus, incentive, or other employee benefit plans (including, without limitation, any welfare plans) with respect to its capital stock or establish any bonus, incentive or other employee benefit plans (including, without limitation, any welfare plans) in which holders of its capital stock or their affiliates are participants;

                        (12) declare, pay or set aside for payment any dividend or other distribution in respect of its capital; or

                        (13) purchase, cancel, retire, redeem, or otherwise acquire any of its outstanding capital stock or other securities, sell, merge or consolidate with, or transfer all or any substantial part of its assets to, another corporation or other business entity, liquidate, wind-up, or dissolve (or suffer any liquidation or dissolution), or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing.

22.     Events of Default; Remedies.

                  (a) If any one or more of the following events shall occur for any reason whatsoever (whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or other governmental body), it shall be deemed an Event of Default hereunder:

                        (1) default by the Borrower in the due and punctual payment of the principal, interest or both, on the Note when and as the same of each such obligation shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

                        (2) default by the Borrower in the performance or observance of any covenant, agreement or other provision of this Agreement or of any instrument or document delivered to the Lender in connection with or pursuant to this Agreement that is not cured within a period of 30 days after written notice of such default is given to the Borrower, or if any such instrument or document shall terminate or become void or unenforceable other than (1) in accordance with its terms or (ii) with the Lender's prior written consent;

                        (3) default by the Borrower in the due and punctual payment of the principal, interest or both on any other financial obligation, when and as the same shall become due and payable, and the passage of any applicable cure period;

                        (4) if any representation or warranty, or any other statement of fact herein or in any writing, certificate, report or statement (including, financial statement) at any time furnished to the Lender pursuant to or in connection with this Agreement, or otherwise, shall be false or misleading in any material respect when made;

                        (5) the Borrower's becoming insolvent or unable to meet its obligations as they mature, making a general assignment for the benefit of creditors, or consenting to the appointment of a trustee or a receiver, or admitting in writing its inability to pay its debts as they mature;

                        (6) the appointment of a trustee or receiver for the Borrower or for a substantial part of the properties of the Borrower without the consent of Lender and such trustee or receiver not being discharged within 30 days;

                        (7) the institution of bankruptcy, reorganization, insolvency or liquidation proceedings by or against the Borrower or debtor and, if instituted against it, the same being consented to by the Borrower or remaining undismissed for a period of 30 days;

                        (8) the rendering of any final judgment against the Borrower for the payment of money which judgment is uninsured and in an amount in excess of $100,000;

                        (9) any substantial part of the property of the Borrower being sequestered or attached and not being returned to the possession of the Borrower or released from such attachment within 30 days; and

                        (10) unless previously consented to by the Lender, upon the effective date of a merger, reorganization or sale of substantially all of the assets of the Borrower.


            If any such Event of Default or any other default under any other agreement or instrument executed in connection herewith shall occur and be continuing, the Lender may, at the Lender's sole option, declare the entire unpaid balance of principal and unpaid interest on the Note to be immediately due and payable, whereupon the maturity of the then unpaid balance on the Note shall be accelerated and the principal and all interest accrued thereon shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, and the Lender may exercise and shall have any and all remedies accorded the Lender by law; provided, however, that with respect to any Event of Default set forth in Section 8(a)(5), (6), (7) or (8), such Event of Default will automatically cause the principal and accrued interest to become immediately due and payable.

                  (b) In case any one or more Events of Default shall occur and be continuing, the Lender or the holder of the Note may proceed to protect and enforce their respective rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provisions contained herein, in the Note or in any document or instrument delivered pursuant to this Agreement, including but not limited to, the Borrower's Articles, or proceed to enforce the payment of the Note or any other legal, equitable or statutory right or remedy.

                  (c) No right or remedy herein conferred upon the Lender or the holder of the Note is intended to be exclusive of any other right or remedy contained herein, therein or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute or otherwise may be exercised separately or in any combination.

                  (d) No course of dealing between the Borrower and the Lender or any failure or delay on the Lender's part in exercising any rights or remedies hereunder shall operate as a waiver of any of the Lender's rights or remedies and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

            23. Representations and Warranties by the Lender; Purchase for Investment; Transfers Legends on Certificates.

            23.1. Representations and Warranties by the Lender. The Lender has adequate means of providing for its current financial needs and possible contingencies, and has no present need, and anticipates no need in the foreseeable future, to sell the Note, the Warrant, the Springing Warrant or the Common Stock issuable upon exercise of the Warrant or the Springing Warrant (collectively, the "Securities") that it may acquire. The Lender and its members are able to bear the economic risk of this investment and, consequently, without limiting the generality of the foregoing, the Lender and its members (a) are able to hold any of the Securities they may acquire for an indefinite period of time and (b) have a sufficient net worth to sustain a loss of their entire investment in the Securities.

            23.2. Purchase for Investment. The Lender represents that the Lender is an "accredited investor" within the meaning of Regulation D under the 1933 Act and is acquiring the Securities for its own account, for investment purposes only, and not with a view to the distribution of all or any part thereof. The Lender will not distribute or transfer any of the Securities in the United States except in compliance with all applicable federal and state securities laws.

            23.3. Transfers; Legends on Certificates. The Lender acknowledges that it has been advised that the Securities and/or the certificate(s) representing the Securities (a) will not be registered under the 1933 Act or any state securities or blue sky laws (the "Blue Sky Laws"), (b) will be "restricted securities" as defined in paragraph (a)(3) of Rule 144 under the 1933 Act ("Rule 144"), (c) have been issued in reliance on the statutory exemptions contained in the 1933 Act, (d) have been issued in reliance on the statutory exemptions contemplated in the Blue Sky Laws and that the Borrower relied on the representations of the Lender set forth herein in consummating the issuance of the Securities, (e) will not be transferable without registration under the 1933 Act and/or applicable Blue Sky Laws, unless an exemption from the registration requirement thereof is available and an opinion of counsel to that effect is delivered to the Borrower, and (f) will bear the following restrictive legends evidencing such restrictions:


THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE BORROWER RECEIVES AN OPINION FROM COUNSEL TO THE HOLDER THAT REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN A BROKER'S TRANSACTION PURSUANT TO RULE 144 OR TO A QUALIFIED INSTITUTIONAL LENDER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933.

Moreover, the Lender has been advised that Rule 144 may not be available for resales unless the Borrower remains a reporting company subject to the requirements of the 1934 Act, and the Borrower files all required information with the Commission.

            23.4. Removal of Legends and Transfer Restrictions. The legend relating to the 1933 Act endorsed on a stock certificate or other instrument pursuant to Section 9.3 and the stock transfer instructions with respect to the Securities represented by such certificate or instrument shall be removed and the Borrower shall issue a certificate or instrument without such legend to the holder of such Securities if such Securities are registered under the 1933 Act and a prospectus meeting the requirements of Section 10 of the 1933 Act is available or if such holder provides to the Borrower an opinion of counsel for such holder of the Securities reasonably satisfactory to the Borrower to the effect that a public sale, transfer or assignment of such Securities may be made without registration under the 1933 Act.

            24.   Successors and Assignees.

                  (a) All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assignees of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Note, the Warrant or the Springing Warrant or of any portions thereof.

                  (b) The Lender may at any time assign to one or more individuals or entities (each an "Assignee") all or a proportionate part of this Agreement and the Note, the Warrant and/or the Springing Warrant and such Assignee shall become the holder of all or a proportionate part of this Agreement and the Note, the Warrant and/or the Springing Warrant pursuant to an assignment agreement executed by such Assignee and the Lender, provided that any transfer is registered, or exempt from registration, pursuant to all applicable securities laws. Upon execution and delivery of such assignment agreement and payment by such Assignee to the Lender of an amount equal to the purchase price agreed to between the Lender and such Assignee, the Assignee shall have full authority to act in place of the Lender with respect to all rights and obligations under this Agreement, and the Lender shall be released from its obligations hereunder. Upon the consummation of any assignment pursuant to this subsection (b), the Lender and the Borrower shall make appropriate arrangements so that, if required, a new Note, Warrant and/or Springing Warrant is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Lender certification as to exemption from deduction or withholding of any United Stales federal income taxes.

            25. Expenses. The Borrower will pay all costs and expenses incurred in connection with the subject matter of this Agreement and the transactions contemplated hereby, including all costs and expenses of furnishing all opinions by counsel of Borrower and all certificates on behalf of the Borrower and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with. In addition, on the closing date of the first one or more private placements involving the sale of securities of the Borrower in which the aggregate amount sold in such placement or placements is at least $2,500,000, the Borrower will reimburse the Lender for the miscellaneous expenses of the Lender and the fees, expenses and disbursements of the Lender's special counsel, Bryan Cave LLP, in connection with the subject matter of this Agreement and the transactions contemplated hereby.

            26.   [Intentionally omitted.]

            27. Survival of Representations and Warranties, etc. All agreements, representations and warranties contained herein or made in writing by the Lender or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by the Lender or on the Lender's behalf, the sale and purchase of the Note, the Warrant and the Springing Warrant and payment therefor. All statements contained in any certificate or other instrument executed and delivered by the Borrower or its duly authorized officers pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations by the Borrower hereunder.

            28. Notices. All notices, requests, consents and other communications hereunder (except as stated in the last sentence of this Section
14) shall be in writing and shall be delivered by facsimile, reliable courier or first-class registered or certified mail, postage prepaid, (a) if to the Lender, at the Lender's address as set forth below, marked for attention as there indicated, or at such other address as may have been furnished to the Borrower by the Lender in writing, or (b) if to any other holder of the Note, Warrant, Springing Warrant or Common Stock, at such address as may have been furnished to the Borrower in writing by such holder, or, until any such other holder furnishes to the Borrower an address, then to, and at the address of, the last holder of the Note, Warrant, Springing Warrant or Common Stock who has so furnished an address to the Borrower or (c) if to the Borrower, at the address set forth below, or at such other address as may have been furnished to the Lender in writing by the Borrower:


            To the Borrower:


               Wilshire Technologies, Inc.
               5861 Edison Place
               Carlsbad, California 92008
               Attn:  James Klingler
               Telephone No.: 760-929-7200
               Telecopy No.: 760-929-0683

            Copy to:

               Osborn Maledon, P.A.
               2929 N. Central Avenue, 21st Floor
               Phoenix, Arizona 85012
               Attention:  Thayne Lowe, Esq.
               Telephone:  602-640-9391
               Telecopier:  602-640-6077

            To the Lender:

               Trilon Dominion Partners, L.L.C.
               245 Park Avenue, 28th Floor
               New York, New York 10167
               Attn: William Gendron
               Telephone No.: 212-867-3800
               Telecopy No.: 212-867-2955

            Copy to:

               Bryan Cave LLP
               1200 Main Street, Suite 3500
               Kansas City, Missouri 64105
               Attn:  Michael J. Beal, Esq.
               Telephone No.: 816-391-7645
               Telecopy No.: 816-374-3300

            15. Amendments and Waivers. Except as otherwise provided herein, neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Borrower and the holders of at least 51% of the outstanding principal amount of the Note. No waiver of any of the provisions of this Agreement or of any breach hereunder shall be deemed or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            16.   Miscellaneous.

            16.1. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles or rules.

            16.2. Consent to Jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated hereby may only be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any, such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding if brought in such courts, would be an inconvenient forum, that the venue of the action, suit or proceeding, if brought in any of such courts, is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts on jurisdictional grounds.

            16.3. Entire Agreement. This Agreement (with the Exhibits and Schedules annexed hereto) between the Borrower and the Lender, embodies the entire agreement and understanding, between the Lender and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

            16.4. Headings of the Agreement. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            16.5. Counterparts of the Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            16.6. Severability of the Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

THE BORROWER:                       WILSHIRE TECHNOLOGIES, INC.


                                    By: /s/ John Van Egmond
                                        ----------------------------------------
                                        Name: John Van Egmond
                                              ----------------------------------
                                        Title:  President & CEO
                                              ----------------------------------


THE LENDER:                         TRILON DOMINION PARTNERS, L.L.C.


                                    By: /s/ William P. Gendron
                                        ----------------------------------------
                                        Name: William P. Gendron
                                              ----------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                                                                  EXHIBIT 10.112

                           WILSHIRE TECHNOLOGIES, INC.

                                List of Exhibits


        Exhibit A            Outstanding Warrants & Springing Warrants

        Exhibit B            Borrowing Request Form

        Exhibit C            Warrant to purchase 650,000 shares

        Exhibit D            Springing Warrant to purchase 250,000 shares

        Exhibit E            Grid Promissory Note

                                                                EXHIBIT 10.112
                                    EXHIBIT A

                            WARRANTS ISSUED TO LENDER


                             PURSUANT TO AMENDMENT
                             TO CREDIT AGREEMENT                              NUMBER       EXERCISE
           TYPE                      DATED                GRANT DATE          GRANTED    PRICE/SHARE         EXPIRATION DATE
           ----              ---------------------        ----------          -------    -----------         ---------------
   Amended and Restated       January 5, 1996         January 5, 1996         100,000       $0.75           January 5, 2001
         Warrant
   Amended and Restated       June 30, 1996           June 30, 1996            25,000       $1.75           January 5, 2001
    Springing Warrant
         Warrant              September 30, 1996      September 30, 1996      100,000       $1.31           September 30, 2001
         Warrant              April 15, 1997          April 15, 1997          100,000       $0.44           April 15, 2002
    Springing Warrant         June 30, 1997           June 30, 1997            25,000       $0.84           September 30, 2001
         Warrant              September 19, 1997      September 19, 1997      100,000       $0.95           September 19, 2002
    Springing Warrant         December 31, 1997       December 31, 1997        25,000       $0.47           April 15, 2002
    Springing Warrant         September 19, 1997      June 30, 1998            25,000     Unknown *         September 19, 2002

* Price per share shall be equal to closing price for the Common Stock as of June 30, 1998, as reported by the National Association of Securities Dealers, Inc. through NASDAQ.

                                                                  EXHIBIT 10.112

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING


        Pursuant to the Credit Agreement dated March 31, 1998 between Wilshire Technologies, Inc. (the "Borrower") and Trilon Dominion Partners, L.L.C. (the "Lender"), the Borrower hereby gives notice of its desire to incur a Borrowing in accordance with the terms set forth below:

        1.  The aggregate amount of the Borrowing shall be

            -------------------------------------------------------------

        2.  The date of the Borrowing shall be .

            -------------------------------------------------------------

        3.  The proceeds of the Borrowing should be disbursed as follows:

            -------------------------------------------------------------

            -------------------------------------------------------------

            -------------------------------------------------------------

        4. The proceeds of the Borrowing should be wired to:

        City National Bank                  ABA Routing #: 122-016-066
        400 North Roxbury Drive             FBO:  Wilshire Technologies, Inc.
        Beverly Hills, CA  90210            Account #:  001-719-165

                                            WILSHIRE TECHNOLOGIES, INC.


Date:                                       By:
     -----------                               -----------------------------
                                                James W. Klingler
                                                Vice President, Chief Financial
                                                Officer and Secretary

                                                                  EXHIBIT 10.112

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.1A

                            ARTICLES OF INCORPORATION

                                                                  EXHIBIT 10.112

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.1B

                                     BYLAWS

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.1C

                            AUTHORIZED CAPITAL STOCK


The Borrower has 50,000,000 shares of common stock, no par value, authorized. As of February 28, 1998 there were 12,943,385 shares of common stock issued and outstanding.

The Borrower also has 2,000,000 shares of preferred stock authorized, none of which is issued or outstanding.

In addition, the Borrower has 4,523,000 Options and Warrants authorized and outstanding on February 28, 1998 as follows:

        Warrants
        Trilon Dominion Warrants                     475,000
        Settlement Warrants                        2,750,000
        PTG Medical Warrants                         100,000
        Rafael Mizrachi Warrants                      50,000

        Option Plans
        1993 Stock Option Plan (Authorized)          250,000
               (6,000 Outstanding)
        1995 Stock Option Plan (Authorized)        1,750,000
               (862,000 Outstanding)

        Non-Plan Options
        Aberdeen Options                             80,000
        Stephen Scibelli Options                    200,000

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.1D

                                  SUBSIDIARIES



Wilshire International de Mexico S.A. de C.V., incorporated in Mexico on May 9, 1997, is a wholly-owned subsidiary of Wilshire Technologies, Inc.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.3

                              FINANCIAL STATEMENTS


The following SEC reports filed by the Borrower were not in compliance with the requirements of the 1933 Act or the 1934 Act:


                      Document                                   Date Filed (a)
                      --------                                   --------------
        Report on Form 10-KSB (1992)                                2/26/93
        Report on Form 10-QSB (1993 Quarter 1)                      4/14/93
        Report on Form 10-QSB (1993 Quarter 2)                      7/14/93
        Report on Form 10-QSB (1993 Quarter 3)                      9/24/93
        Report on Form 10-KSB (1993)                                6/21/94
        Report on Form 10-QSB (1994 Quarter 1)                      6/21/94

        (a) The Borrower's fiscal year ends November 30.

The latest SEC Document filed is the Report on Form 10-KSB for the year ended November 30, 1997.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.4

                                 USE OF PROCEEDS
                                     ($000)

-------------------------------------------------------------------------------------------------
                   Glove Equipment    Contamination Control    Working Capital
   1998 Month                               Equipment                                Total
-------------------------------------------------------------------------------------------------
March                    1,100                   --                  100               1,200
April                      250                   --                  100                 350
May                        250                   --                   50                 300
June                        50                   50                   --                 100
July                        50                   50                   --                 100
August                      50                  100                   --                 150
                 --------------------------------------------------------------------------------
            Total        1,750                  200                  250               2,200
                 --------------------------------------------------------------------------------

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES

                                  SCHEDULE 4.6
                              EMPLOYMENT CONTRACTS

Employee:      John Van Egmond
Position:      President & Chief Executive Officer
Term:          One year, renewable, beginning January 1, 1998, with 6 months severance pay in the event of involuntary termination without cause.
Compensation:  Salary of $175,000 per year
Stock:         100,000 stock options, vesting on January 1, 1998, at a
               price of $0.625 per share.

Employee:      James W. Klingler
Position:      Vice President & Chief Financial Officer
Term:          One year, renewable, beginning October 3, 1994, with 6 months severance pay in the event of involuntary termination without cause.
Compensation:  Salary of $90,000 per year.
Stock:         50,000 stock options, vesting over 2 years, beginning October 3,
               1994, at a price of $2.00 per share.

Employee:      Fred Pisacane
Position:      Vice President of Sales and Marketing
Term:          One year, renewable, beginning July 1, 1991, with 90 days notice of termination.
Compensation:  Salary of $90,000 per year plus car allowance of $500 per month.
Stock:         20,000 stock options, vesting over 3 years, beginning July 1,
               1991, at a price of $8.00 per share.

Employee:      Alan R. Seacord
Position:      Vice President of Operations
Term:          One year, renewable, beginning May 25, 1993, with 60 days
               notice of termination
Compensation:  Salary of $45,000 per year
Stock:         6,000 stock options, vesting over 4 years, beginning May 25,
               1994, at a price of $15.63 per share.

Employee:      Ching-Wang (Eric) Luo
Position:      Vice President of Research and Development
Term:          One year, renewable, beginning August 2, 1993, with 6 months notice of termination
Compensation:  Salary of $80,000 per year.
Stock:         15,000 stock options, vesting over 4 years, beginning August 3,
               1994, at a price of $15.38 per share.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.6

                              MATERIAL TRANSACTIONS

INCENTIVE PLANS

The 1993 Stock Option Plan is described in the Proxy Statement for the 1992 Annual Shareholders Meeting. The 1995 Stock Option Plan is described in the Proxy Statement for the 1994 Annual Shareholders Meeting.

In 1997 and 1998, the Company has implemented a Sales Incentive Plan whereby the Sales personnel are paid a bonus from a bonus pool of $100,000 based on achievement of the quarterly and annual sales and gross profit budget.

INDEMNIFICATION AGREEMENTS

The Borrower's Bylaws provide that the Company shall indemnify its directors to the fullest extent permitted by California law, and the company has entered into indemnity agreements with each director.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.7

                                   LITIGATION


The Borrower has been named as a defendant in a number of bodily injury lawsuits involving breast implants. This lawsuit is described in more detail in the SEC Form 10-KSB for the year ended November 30, 1997.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.8

                        COMPLIANCE WITH OTHER INSTRUMENTS

None.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.9

                                    APPROVALS

None.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.10

                            TAX RETURNS AND PAYMENTS


There have been no exceptions in 1994, 1995, or 1996 regarding the timely and accurate filing of tax returns and payment of taxes due. The tax returns in 1992 and 1993 contained inaccurate financial information.

The tax returns for 1997 will be filed on or before August 15, 1998.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.11

                          DISCLOSURE OF MATERIAL FACTS

The Borrower will not be able to repay the principal of $7,493,296.92 referenced in this Credit Agreement until it receives the proceeds of an equipment loan or a private placement of common stock.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES


                                  SCHEDULE 4.15

                               REGISTRATION RIGHTS



In December 1993, the Borrower filed a registration statement with the SEC to register approximately 2.1 million shares. The majority of these shares were registered pursuant to an obligation of the Borrower pertaining to a private placement in August, 1993.

However, the registration statement became non-usable in March, 1994 when the Borrower failed to file its Form 10-KSB as required. Therefore, the Borrower is obligated to re-register those securities.

Trilon, as successor to Dominion Capital, Inc. has registration rights related to the purchase of 350,000 shares on August 24, 1994, and 350,000 shares on September 28, 1994.

In addition, registration rights exist with regard to the shares issuable on exercise of some of the outstanding 1,773,000 options and warrants and the 2,750,000 warrants (subject to adjustment to protect against dilution) issued pursuant to the shareholder litigation Settlement Agreement.

                           WILSHIRE TECHNOLOGIES, INC.
                              DISCLOSURE SCHEDULES

                                  SCHEDULE 7(b)

                               SHARES TO BE ISSUED


The Borrower has 1,773,000 Options and Warrants authorized and outstanding on February 28, 1998 as follows:

        Warrants
        Trilon Dominion Warrants                   475,000
        Settlement Warrants                      2,750,000
        PTG Medical Warrants                       100,000
        Rafael Mizrachi Warrants                    50,000

        Option Plans
        1993 Stock Option Plan (Authorized)        250,000
               (6,000 Outstanding)
        1995 Stock Option Plan (Authorized)      1,750,000
               (862,000 Outstanding)

        Non-Plan Options
        Aberdeen Options                            80,000
        Stephen Scibelli Options                   200,000